Exhibit 10.1

FORM OF
AMENDMENT TO THE

SUBSCRIPTION AGREEMENT

This Amendment to the Subscription Agreement (this “Amendment”) is dated March [●], 2026, by and among the undersigned subscriber (“Subscriber”), Horizon Quantum Holdings Ltd. (formerly known as Rose Holdco Pte. Ltd.) (Company Registration No.: 202537774K), a Singapore public company limited by shares (“Holdco”), Horizon Quantum Computing Pte. Ltd. (Company Registration No.: 201802755E), a Singapore private limited company by shares (“Horizon”), and dMY Squared Technology Group, Inc., a Massachusetts corporation (the “SPAC”). The Subscriber, Holdco, Horizon and the SPAC are collectively referred to as the “Parties.”

WHEREAS, the Parties entered into that certain Subscription Agreement dated as of December 4, 2025 (the “Original Agreement”), pursuant to which the Subscriber agreed to subscribe for and purchase, on the terms and subject to the conditions contained therein, substantially concurrently with the consummation of the Transaction, that number of Class A ordinary shares (the “Subscribed Shares”) in the capital of Holdco, each entitling the holder thereof to one vote per share on all matters on which Holdco’s ordinary shares are entitled to vote (“Class A Ordinary Shares”), obtained by dividing the Subscriber’s aggregate subscription price as set forth on the Subscriber’s signature page thereto (the “Subscription Price”) by the Redemption Price (as defined in the SPAC’s amended and restated articles of organization) (the “Per Share Price”), and Holdco agreed to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Subscription Price by or on behalf of Subscriber to Holdco;

WHEREAS, pursuant to Section 12(i) of the Original Agreement, the provisions of the Original Agreement (other than those provisions that reference the Placement Agent) may be amended, modified or waived by an instrument in writing signed by each of the parties thereto;

WHEREAS, the Parties wish to amend the Original Agreement by permitting Subscriber to elect to satisfy its Subscription by purchasing shares of SPAC’s Class A common stock in open market transactions at a price no higher than the Redemption Price, subject to the terms and conditions set forth in this Amendment; and

WHEREAS, capitalized terms used but not defined herein have the meanings ascribed to them in the Original Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Amendment to Original Agreement. The Original Agreement is hereby amended by adding a new Section 13, as follows:

“Section 13. Open Market Purchases.

(a) At the Subscriber’s election, the number of Subscribed Shares purchased by Subscriber hereunder may be reduced on a one-for-one basis up to an aggregate of the number of Currently Owned Shares (as defined below) and Open Market Purchase Shares (as defined below) purchased by Subscriber no later than one (1) Business Day prior to the Redemption Deadline (as defined below), pursuant to the terms of this Section 13 (the “Reduction Right”). For the purposes of this Section 13: “Open-Market Purchase Shares” means shares of Class A common stock, par value $0.0001 per share, of SPAC purchased by the Subscriber or its affiliates for their own account pursuant to open-market transactions with third parties at a price of less than the Redemption Price; “Currently Owned Shares” means shares of Class A common stock, par value $0.0001 per share, of SPAC the Subscriber or its affiliates beneficially own as of the date of this Amendment; and “Redemption Deadline” means the redemption deadline established in connection with the special meeting of shareholders of SPAC held to approve the Transaction.

(b) To exercise the Reduction Right with respect to the Open Market Purchase Shares, the Subscriber must agree to and cause its affiliates to: (i) not sell or otherwise transfer such Open Market Purchase Shares prior to the consummation of the Transaction; (ii) not vote any Open Market Purchase Shares in favor of approving the Transaction and instead submit a proxy abstaining from voting thereon; and (iii) to the extent it has the right to have any of its Open Market Purchase Shares redeemed for cash in connection with the consummation of the Transaction, not exercise any such redemption rights (collectively, the “Open Market Purchase Reduction Conditions”). To exercise the Reduction Right with respect to the Currently Owned Shares, the Subscriber must agree to and cause its affiliates to: (A) not sell or otherwise transfer such Currently Owned Shares prior to the consummation of the Transaction; (B) vote all of its Currently Owned Shares in favor of approving the Transaction or any extension of SPAC; and (C) to the extent it has the right to have any of its Currently Owned Shares redeemed for cash in connection with the consummation of the Transaction or in connection with any extension of SPAC, not exercise any such redemption rights (the “Currently Owned Shares Reduction Conditions”).

(c) Subscriber shall, no later than one (1) Business Day prior to the Redemption Deadline, deliver a certificate to the SPAC, Holdco, and Horizon, signed by Subscriber, certifying: (i) the number of Subscribed Shares for which Subscriber has elected to exercise its Reduction Right, including the number of corresponding Open Market Purchase Shares and Currently Owned Shares, as applicable, (ii) the date such Open Market Purchase Shares and/or Currently Owned Shares were purchased by Subscriber or its affiliates, (iii) the price per share at which such Open Market Purchase Shares and/or and Currently Owned Shares were purchased by Subscriber or its affiliates, and (iv) that Subscriber and its affiliates have and will comply with the Open-Market Purchase Reduction Conditions and Currently Owned Shares Reduction Conditions, as applicable.”

2. Miscellaneous.

(a) Ratification; No Additional Amendments; Entire Agreement. The Original Agreement, as modified by this Amendment, is in all respects ratified, approved and confirmed. Except as expressly modified hereby, the terms and conditions of the Original Agreement shall continue in full force and effect. The Original Agreement, as modified by this Amendment, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(b) Governing Law, etc. This Amendment shall be governed by all of the “Miscellaneous” provisions in Section 12 of the Original Agreement, as modified hereby, as if such provisions were fully set forth herein, including all provisions concerning construction, reliance, enforcement, severability, notices, governing law, jurisdiction and venue.

(c) Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Amendment may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

(d) Counterparts. This Amendment may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, each of Holdco, the SPAC, Horizon, and the Subscriber has executed or caused this Amendment to be executed by its duly authorized representative as of the date first set forth above.

HORIZON QUANTUM HOLDINGS LTD.

By:
	Name:	Joseph Francis Fitzsimons
	Title:	Authorized Signatory

DMY SQUARED TECHNOLOGY GROUP, INC.

By:
	Name:	Harry L. You
	Title:	Chief Executive Officer and Chief Financial Officer

HORIZON QUANTUM COMPUTING PTE. LTD.

By:
	Name:	Joseph Fitzsimons
	Title:	Chief Executive Officer

[SUBSCRIBER]

By:
Name:
Title:

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